THE DELTONA CORPORATION
                             ________

                     NOTICE OF ANNUAL MEETING
                           MAY 23, 1995
                             ________


To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE DELTONA CORPORATION will be held at The Biltmore Hotel, 1200 Anastasia
Avenue, Coral Gables, Florida, on the 23rd day of May, 1995, at 9:30 o'clock in the forenoon, local time, for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified.

     2. To consider a proposal to appoint Deloitte & Touche as auditors for the fiscal year ending December 31, 1995, subject to the discretion of the Board of Directors.

     3. To transact such other business as may properly come before the meeting, or any adjournment thereof.


     The transfer books will not be closed. The 1994 Annual Report of the Company, including audited financial statements as of December 31, 1994, accompanies this Notice of Meeting and the attached Proxy Statement. A list of all stockholders of record as of April 7, 1995, the record date for the Annual Meeting, will be available for examination by any stockholder at the main office of the Company, 3250 S.W. Third Avenue, Miami, Florida, during the ten-day period preceding the date of the meeting.

                               By Order of the Board of Directors,


                               SHARON J. HUMMERHIELM
                               SHARON J. HUMMERHIELM
                               Vice President and Assistant Secretary

April 10, 1995

               PLEASE FILL IN, DATE AND SIGN
          THE ENCLOSED PROXY AND RETURN IT PROMPTLY
                 IN THE ENCLOSED ENVELOPE.

                      THE DELTONA CORPORATION
                      3250 S.W. THIRD AVENUE
                       MIAMI, FLORIDA 33129
                           ____________

                         PROXY STATEMENT
                           ____________


     The accompanying Proxy is solicited by and on behalf of the Board of Directors of The Deltona Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida on the 23rd day of May, 1995, at 9:30 o'clock in the forenoon, local time, and any adjournment or adjournments thereof. The Proxy Statement and accompanying Proxy will be first sent to stockholders of the Company on or about April 10, 1995.

     This Proxy Statement differs in form and contents from the Company's prior proxy statements, reflecting recent changes to the Securities and Exchange Commission's rules on executive compensation disclosure.

     The Company has one class of voting securities consisting of 15,000,000 shares of Common Stock of the par value of $1 per share. On March 24, 1995, the Company had outstanding 6,704,839 shares of Common Stock (excluding 12,228 shares held in treasury). Each share of Common Stock is entitled to one vote and the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy constitutes a quorum. Only holders of Common Stock of record at the close of business on April 7, 1995 shall be entitled to notice of and to vote at the Meeting. The vote of a plurality of the shares represented, in person or by proxy, at the Meeting is required to elect the eight nominees for directors. The appointment of the independent public accountants, as well as any other matter properly brought before the Meeting must be approved by the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, at the Meeting.

     The automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting at the Meeting or any adjournment thereof. Each are tabulated separately; however, neither abstentions nor broker non-votes are counted for purposes of determining whether a proposal has been approved.

     Each Proxy executed and returned by a stockholder will be voted as directed, and may be revoked at any time before it is voted by filing with the Office of the Assistant Secretary, at 3250 S.W. Third Avenue, Miami, Florida 33129, a written revocation or by executing a later-dated Proxy or by voting in person by ballot at the Meeting.

                       ELECTION OF DIRECTORS

     The entire Board of Directors is elected annually to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. On June 19, 1992, the Company completed a transaction with Selex International B.V., a Netherlands corporation ("Selex")*, which resulted in a change in control of the Company. Under the transaction, Selex loaned the Company $3,000,000 collateralized by a first mortgage on certain of the Company's property in its St.
Augustine Shores, Florida community (the "Selex Loan"). See "Compensation Committee Interlocks and Insider Participation."

________________________
     * On December 28, 1992, Selex Sittard B.V. changed its name to Selex International B.V.

     In conjunction with the Selex Loan: (i) Empire of Carolina, Inc. ("Empire") sold Selex its 2,220,066 shares of the Company's Common Stock (37.3% of the outstanding shares of Common Stock of the Company, based upon the number of shares of the Company's Common Stock outstanding as of December 25, 1992) and assigned Selex its $1,000,000 Note from the Company, with interest accrued thereon; (ii) Maurice A. Halperin, Chairman of the Board of Empire and former Chairman of the Board of the Company, forgave payment of the $200,000 salary due him for the period of April 1990 through April 1991, which was in arrears; and
(iii) certain changes occurred in the composition of the Company's Board of Directors. Namely, the six directors serving on the Company's Board who were previously designated by Empire resigned and four Selex designees (Messrs. Marcellus H.B. Muyres, Antony Gram, Cornelis van de Peppel, and Cornelis
L.J.J. Zwaans) were elected to serve as directors in their stead. Marcellus H.B. Muyres was appointed Chairman of the Board and Chief Executive
Officer of the Company. These directors, as well as Leonardus G.M. Nipshagen, a Selex designee, were then elected as directors at the Company's 1992 Annual Meeting.

     Each of the present eight directors, including the five Selex designees, has been nominated for re-election at the 1995 Annual Meeting. The accompanying form of Proxy will be voted FOR the election of all nominees if no direction to the contrary is given. The Board of Directors has no reason to believe that any nominee will decline or be unable to serve as a director. If any nominee should, however, become unavailable for election for any reason, the accompanying Proxy will be voted for such other person as the Board of Directors may select or, alternatively, the Board of Directors may reduce the number of directors to be elected at the Meeting.

     The names of the nominees and certain information with respect to each of them is set forth below. Unless otherwise indicated, each nominee has held the position shown, or has been associated with the named employer in the executive capacity shown, for more than the past five years.

                                                                         YEAR
                                                                         FIRST
                     PRINCIPAL OCCUPATION AND                            ELECTED
NAME AND AGE         OTHER INFORMATION                                   OFFICER
_______________      __________________________________________________  ______
Neil E. Bahr, 69     Vice Chairman of the Board of Directors of the      1983(e)
(a),(b),(c)          Company since June 19, 1992.  Although otherwise
                     retired, Mr. Bahr has served as President of Deltona
                     Land & Investment Corp. ("DL&IC"), a subsidiary of
                     the Company, from September, 1974 through
                     December, 1985.


George W. Fischer,
 54                  President of CPS Industries, Inc., a privately held  1992
(b)                  company primarily engaged in owning and operating a
                     chain of beauty salons in the Philadelphia,
                     Pennsylvania area since March, 1980.  Since 1975
                     Mr. Fischer has
                     also served as President of H.E.C. Fischer, Inc., a
                     closely held real estate company.

                     Other Directorships:  Guaranty Bancshares Corp.



Antony Gram, 52      Chairman of the Board of Directors and Chief Executive 1992
(a),(c)              Officer of the Company since July 13, 1994.  From June
                     19, 1992 through April 6, 1994, Mr. Gram served as a
                     Vice Chairman of the Board of Directors of the
                     Company.  For more than the past five years, Mr. Gram
                     has served as Managing Director of Gramyco, a
                     scaffolding company, based in Belgium.

                                                                         YEAR
                                                                         FIRST
                     PRINCIPAL OCCUPATION AND                            ELECTED
NAME AND AGE         OTHER INFORMATION                                   OFFICER
______________      ____________________________________________________ _______
Thomas B. McNeill,
 60                  Partner, Mayer, Brown & Platt; Chicago, Illinois.   1975
(b),(d)              The law firm of Mayer, Brown & Platt was retained
                     by the Company to perform legal services on the
                     Company's behalf during 1992 and 1993.


Marcellus H.B.
Muyres, 46           Vice Chairman of the Board of Directors of the      1992
(a),(c)              Company since July 13, 1994.  From June 19, 1992
                     through July 12, 1994, Mr. Muyres served as Chairman
                     of the Board and Chief Executive Officer of the
                     Company.  For more than the past five years, Mr.
                     Muyres has served as Managing Director of Muypro &
                     Meganck N.V., a holding company based in Belgium,
                     whose interests include construction and development.
                     For the past three years, Mr. Muyres has also served
                     as Managing Director of Marcel Muyres International
                     Holding B.V., a holding company based in Holland,
                     whose interests include construction and development.
                     Since November 10, 1988, Mr. Muyres has also served
                     as Secretary and Director of Swan Development
                     Corporation, a Florida-based development company
                     ("Swan"), since October 3, 1989,  as Secretary /
                     Treasurer and a Director of Conquistador Development
                     Corp., a company engaged in the business of
                     developing, constructing and selling condominiums in
                     St. Augustine Shores, Florida ("Conquistador"), and
                     since August 6, 1990, as President and a Director of
                     M&M First Coast Realty Corporation, a real estate
                     brokerage based in St. Augustine Shores, Florida
                     ("M&M"). (f)

                     Other Directorships: Swan, Conquistador and M&M


Leonardus G.M.
Nipshagen, 51        For more than the past five years, Mr. Nipshagen      1992
(d)                  been an investor in, and management consultant to,
                     various companies in Holland, Canada, Curacao and
                     Hong Kong, including IBG Nederland B.V., a holding
                     company based in Holland.


Cornelis
 van de Peppel, 47   For more than the past five years, Mr. van de Peppel  1992
(d)                  has been an investor in, and management consultant
                     to, various companies in Holland.  In addition, he has
                     served as Managing Director of Voit International
                     Warsaw, a medical supply and finance company
                     operating in Poland.


                                                                         YEAR
                                                                         FIRST
                     PRINCIPAL OCCUPATION AND                            ELECTED
NAME AND AGE         OTHER INFORMATION                                   OFFICER
_______________      _______________________________________________     _______
Cornelis L.J.J.
 Zwaans, 49          For more than the past five years, Mr. Zwaans       1992
(a),(c)              has served as Managing Director of Zwaans, N.V., a
                     company based in Belgium, which is engaged in the
                     import, sale and rental of construction equipment.
                     Since November 10, 1988, Mr. Zwaans has also served
                     as President and a Director of Swan, since
                     October 3, 1989, as President and a Director of
                     Conquistador, and since August 6, 1990, as Secretary,
                     Treasurer and a Director of M&M. (f)

                     Other Directorships: Swan, Conquistador and M&M

____________________________

     (a)  Member, Executive Committee.
     (b)  Member, Audit Committee.
     (c)  Member, Executive Compensation Committee.
     (d)  Member, Nominating Committee.
     (e) Mr. Bahr also served as a director of the Company from December, 1964 until September, 1974 when he resigned to devote all of his time to his duties as President of DL&IC.
     (f)  Messrs. Muyres and Zwaans are brothers-in-law.


ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

     Messrs. Bahr, Fischer and McNeill (Audit Committee) receive a fee of $1,000 per month for services as a Director of the Company and are reimbursed for travel and related costs incurred with respect to committee and board meetings. Messrs. Gram, Muyres, Nipshagen, van de Peppel and Zwaans do not receive a monthly Directors fee; however, they are reimbursed for travel and related costs incurred with respect to committee and board meetings and other Company business activities.

     In August 1994, the Directors with outstanding fees and/or expenses agreed to forgive 50% of the amounts due them. The following sets forth the amounts forgiven by those Directors:

          Neil E. Bahr              $   6,500
          George Fischer                6,500
          Thomas B. McNeill             6,500
          Marcellus H. B. Muyres        9,585
          Cornelis L. J. J. Zwaans      4,981
                                    ---------
               Total                $  34,066
                                    =========


     The Board of Directors has several standing committees: an Executive Committee, an Audit Committee, an Executive
Compensation Committee and a Nominating Committee.

     The Executive Committee, of which Mr. Muyres is Chairman, exercises certain powers of the Board of Directors during the intervals between meetings of the Board and met once during 1994.

     The Audit Committee, of which Mr. McNeill is Chairman, confers with the independent auditors of the Company and otherwise reviews the adequacy of internal controls, reviews the scope and results of the audit, assesses the accounting principles followed by the Company, and recommends the selection of the independent auditors. There were two meetings of the Audit Committee during 1994.

     The Executive Compensation Committee is chaired by Mr. Bahr, who retired from the Company in December, 1985 and who serves on no similar committee of any other company. While the other members of the Committee, Messrs. Gram, Muyres and Zwaans, serve together as directors of other companies, none serves as a member of any other compensation committee. The Committee reviews the methods and means by which management is compensated, studies and recommends new methods of compensation, and reviews the standards of compensation for management. In addition, the Executive Compensation Committee administers the Annual Executive Bonus Plan and the 1987 Stock Incentive Plan. No member of the Committee is eligible to participate in any of the Company's compensation and benefit plans. See "Compensation Committee Report." The Executive Compensation Committee held no meetings during 1994.

     The Nominating Committee, of which Mr. van de Peppel is Chairman, recommends to the Board of Directors nominees to fill additional directorships that may be created and to fill vacancies that may exist on the Board of Directors. There was one meeting of the Nominating Committee during 1994 held as part of a Board of Directors meeting. The Nominating Committee will consider nominees recommended by stockholders. Recommendations by stockholders should be submitted to the Secretary of the Company and should identify the nominee by name and provide detailed background information. Recommendations received by December 31, 1995 will be considered by the Nominating Committee for nomination at the 1996 Annual Meeting.

     During 1994, the Board of Directors held ten meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee (the "Committee") is comprised of Mr. Bahr, Chairman, and three of the Selex directors, namely, Messrs. Gram, Muyres and Zwaans.

     Mr. Bahr, Chairman of the Committee and Vice Chairman of the Board, retired from the Company in December, 1985. From the Company's incorporation in September, 1962 until his retirement, Mr. Bahr served as an officer of the Company and/or its subsidiaries. He presently does not serve as a director or as a member of the compensation committee of any other company.

     Mr. Gram, a member of the Committee, has served as Chairman of the Board and Chief Executive Officer of the Company, and thus, as an executive officer of the Company, since
July 13, 1994. Additionally, Mr. Gram is deemed to be the beneficial owner of 46.38% of the Company's Common Stock since he is the beneficial owner of Yasawa (which holds 4.31% of the Common Stock of the Company as of March 24, 1995), as well as the holder of a seventy-four percent equity interest in Wilbury International N.V., a Netherlands Antilles corporation ("Wilbury"), which owns all of the issued and outstanding stock of Selex (which holds 42.06% of the Common Stock of the Company as of March 24, 1995). See "Ownership of Voting Securities of the Company."

     Mr. Muyres, Vice Chairman of the Board of the Company, and a member of the Committee, served as Chairman of the Board and Chief Executive Officer, and thus, as an officer of the Company, from June 19, 1992 through July 12, 1994. As previously stated, Mr. Muyres serves as a director and executive officer of Swan, Conquistador and M&M, companies of which Mr. Zwaans, also a member of the Committee, serves as a director and executive officer. Mr. Zwaans also serves as a Managing Director of Selex. As previously stated, all of the issued and outstanding stock of Selex is owned by Wilbury. Wilbury is, in turn, owned by Messrs. Gram and

Muyres, with Mr. Gram, as the largest shareholder of Wilbury, being treated as the beneficial owner of all of the Company's
Common Stock held by Selex. See "Ownership of Voting Securities of the Company."

     On June 19, 1992, Selex loaned the Company the sum of $3,000,000 pursuant to the First Selex Loan. The First Selex Loan is collateralized by a first mortgage on certain of the Company's unsold, undeveloped property in its St. Augustine Shores, Florida community. The Loan matures on June 15, 1996 and provides for principal to be repaid at 50% of the net proceeds per lot for lots requiring release from the mortgage, with the entire unpaid balance becoming due and payable at the end of the four year term. It initially bears interest at the rate of 10% per annum, with payment of interest deferred for the initial 18 months of the Loan and interest payments due quarterly thereafter. As part of the Selex transaction, Selex was granted an option, approved by the holders of a majority of the outstanding shares of the Company's Common Stock at the Company's 1992 Annual Meeting, which, as modified, enabled Selex to convert the First Selex Loan, or any portion thereof, into a maximum of 600,000 shares of the Company's Common Stock at a per share conversion price equal to the greater of (i) $1.25 or (ii) 95% of the market price of the Company's Common Stock at the time of conversion, but in no event greater than $4.50 per share (the "Option"). On February 17, 1994, Selex exercised the Option, in full, at a conversion price of $1.90 per share, such that $1,140,000 in principal was repaid under the First Selex Loan through such conversion. As of March 24, 1995, the Company was in default of the First Selex Loan inasmuch as accrued interest in the amount of $716,700 (including $673,800 due December 31, 1994) remained unpaid.

     One million dollars of the proceeds from the First Selex Loan was used by the Company to acquire certain commercial and multi-family properties at the Company's St. Augustine Shores community at their net appraised value, from Mr. Muyres and certain entities affiliated with Messrs. Zwaans and Muyres. Namely, (i) $416,000 was used to acquire 48 undeveloped condominium units (twelve 4 unit building sites) and 4 completed (and rented) condominium units from Conquistador, in which Messrs. Zwaans and Muyres serve as directors, as well as President and Secretary/Treasurer, respectively; (ii) $485,000 was used to acquire 4 commercial lots from Swan, in which Messrs. Zwaans and Muyres also serve as directors, as well as President and Secretary, respectively; and (iii) approximately $99,000 was used to reacquire, from Mr. Muyres, all of his rights, title and interest in that certain contracts with the Company for the purchase of a commercial tract in St. Augustine Shores, Florida. None of the commercial and multi-family property acquired by the Company from Mr. Muyres and certain entities affiliated with Messrs. Zwaans and Muyres collateralizes the First Selex Loan.
In March, 1994, Conquistador exercised its right to repurchase certain multi-family property from the Company (which right had been granted in connection with the June, 1992 Selex transaction) at a price of $312,000, of which $260,000 was paid in cash to the Company and $52,000 was applied to reduce interest due to Selex under the Second Selex Loan ("First Conquistador Acquisition").

     On December 2, 1992, the Company entered into various agreements relating to certain of its assets and the restructuring of its debt with Yasawa, which is beneficially owned by Mr. Gram. The consummation of these agreements, which are further described below, was conditioned upon the acquisition by Gram of the Company's outstanding bank loan.

     On December 4, 1992, Gram entered into an agreement with the lenders, pursuant to which he acquired the bank loan of approximately $25,150,000 (including interest and fees) for a price of $10,750,000. In conjunction with such transaction, the lenders transferred to Gram the warrants which they held that entitled the holder to purchase an aggregate of 277,387 shares of the Company's Common Stock at an exercise price of $1.00 per share. Immediately after the acquisition of the bank loan, Gram transferred all of his interest in the bank loan, including the warrants, to Yasawa.

     On December 11, 1992, the Company consummated the December 2, 1992 agreements with Yasawa. Under these agreements, Yasawa, its affiliates and the Company agreed as follows: (i) the Company sold certain property at its Citrus Springs community to an affiliate of Yasawa in exchange for approximately $6,500,000 of debt reduction credit; (ii) an affiliate of Yasawa and the Company entered into a joint venture agreement with respect to the Citrus Springs property, providing for the Company to market such property and receive an administration fee from the venture (in March, 1994, the Company and the affiliate agreed to terminate the venture); (iii) the Company sold certain contracts receivable at face value to an affiliate of Yasawa for debt reduction credit of approximately $10,800,000; (iv) the Company sold the Marco Shores Country Club and Golf Course to an affiliate of Yasawa for an aggregate sales price of $5,500,000, with the affiliate assuming an existing first mortgage of approximately $1,100,000 and the Company receiving debt reduction credit of $2,400,000, such that the Company obtained cash proceeds from this transaction of $2,000,000, which amount was used for working capital; (v) an affiliate of Yasawa agreed to lease the Marco Shores Country Club and Golf Course to the Company for a period of approximately one year; (vi) an affiliate of Yasawa and the Company agreed to amend the terms of the warrants to increase the number of shares issuable upon their exercise from 277,387 shares to 289,637 shares and to adjust the exercise price to an aggregate of approximately $314,000; (vii) Yasawa exercised the warrants in exchange for debt reduction credit of approximately $314,000; (viii) Yasawa released certain collateral held for the bank loan; (ix) an affiliate of Yasawa agreed to make an additional loan of up to $1,500,000 to the Company, thus providing the Company with a future line of credit (all of which was drawn and outstanding as of March 24, 1995); and (x) Yasawa agreed to restructure the payment terms of the remaining $5,106,000 of the bank loan as a loan from Yasawa (the "Yasawa Loan").

     The Yasawa Loan bears interest at the rate of 11% per annum, with payment of interest deferred until December 31, 1993, at which time only accrued interest became payable. Commencing January 31, 1994, principal and interest became payable monthly, with all unpaid principal and accrued interest being due and payable on December 31, 1997. During 1994, an assignment of a mortgage receivable and miscellaneous sales of collateral reduced the Yasawa Loan to $4,764,600 as of December 31, 1994. As of March 24, 1995, $5,418,300 in principal and accrued interest was in default under the Yasawa Loan.

     On April 30, 1993 Selex loaned the Company an additional $1,000,000 collateralized by a first mortgage on certain of the Company's property in its Marion Oaks, Florida community (the "Second Selex Loan"). The Second Selex Loan bears interest at 11% per annum, with interest deferred until December 31, 1993. The Second Selex Loan provides for principal to be repaid at $3,000 per lot for lots requiring release from the mortgage, with the entire unpaid principal balance and interest accruing from January 1, 1994 to April 30, 1994 due and payable on April 30, 1994. Although Selex had certain conversion rights under the Second Selex Loan in the event the Company sold any Common Stock or Preferred Stock prior to payment in full of all amounts due to Selex under the Second Selex Loan, such rights were voided as of December 31, 1993. As of March 24, 1995, $39,000 in principal and $52,000 in accrued interest had been repaid under the Second Selex Loan, but accrued interest of $154,600 due under the Loan as of March 24, 1995, as well as the principal balance of $961,000, remained unpaid and in default. The Second Conquistador Acquisition, discussed below, will, when closed, satisfy the debt due and payable under the Second Selex Loan.

     From July 9, 1993 through December 31, 1993, Selex loaned the Company an additional $4,400,000 collateralized by a second mortgage on certain of the Company's property on which Selex and/or Yasawa hold a first mortgage pursuant to a Loan Agreement dated July 14, 1993 and amendments thereto (the "Third Selex Loan"). The Third Selex Loan bears interest at 11% per annum, with interest deferred until December 31, 1993. Principal is to be repaid at $3,000 per lot for lots requiring release from the mortgage, with the entire unpaid principal balance and interest accruing from January 1, 1994 to April 30, 1994 due and payable on April 30, 1994. As of March 24, 1995, $37,600 in principal had been repaid under the Third Selex Loan, but accrued interest of $742,600 due under the Loan as of March 24, 1995, as well as the principal balance of $4,362,400, remained unpaid and in default. The Second Conquistador Acquisition, discussed below, will, when closed, provide a reduction of the debt due and payable under the Third Selex Loan.

     In February, 1994, Yasawa loaned the Company an additional amount of approximately $514,900 at an interest rate of 8% per annum (the "Second Yasawa Loan"). Since May, 1994, additional amounts were advanced
                          7
to the Company under the Second Yasawa Loan to enable the Company to pay certain essential expenses and effectuate settlements with the Company's principal creditors. As of March 24, 1995, an aggregate amount of $2,242,000 had been advanced to the Company under the Second Yasawa Loan and accrued interest of $115,600 remained unpaid.

     The Company has approved a Purchase and Sale Agreement with Conquistador Development Corporation ("Second Conquistador Acquisition") for the sale of an administration building and multi-family site in the Company's St. Augustine Shores community as well as the remaining lot inventory in the Company's Feather Nest community at Marion Oaks in consideration for the satisfaction of $2,599,300 of principal and accrued interest on the Second and Third Selex Loans. The amount of debt reduction is equivalent to the amount of Mr. Marcel Muyres' participation in those loans as of January 31, 1995. In a separate transaction, Conquistador Development Corporation and the Company approved a Purchase and Sale Agreement ("Third Conquistador Acquisition") for the sale of four single family residential lots in the St. Augustine Shores community for $100,000 in cash. The Second and Third Conquistador Acquisitions are anticipated to close by April 30, 1995.

     As previously stated, Messrs. Muyres and Zwaans also serve as directors and executive officers of M&M. The Company has leased certain office space to M&M at its St. Augustine Shores community pursuant to a Lease Agreement dated August 10, 1990. Although the aggregate annual rental payments under such Lease are less than $60,000, as of March 24, 1995, M&M was in default of its obligations under the Lease inasmuch as delinquent rental payments (including reimbursement for real estate taxes) of approximately $21,260 remain unpaid. Payment of delinquent rental payments will be made upon closing of the Second Conquistador Acquisition.

     Interest due to Selex, Yasawa and their affiliates as of December 31, 1994 in the aggregate amount of $2,899,500 remained unpaid and in default as of March 24, 1995. Through March 24, 1995, $1,140,000 in principal was repaid under the First Selex Loan through the exercise of the above described Option, $39,000 in principal and $52,000 in accrued interest was repaid under the Second Selex Loan, $37,600 in principal was repaid under the Third Selex Loan, and $133,900 in principal and $346,000 in accrued interest was repaid under the Yasawa loan. As of March 24, 1995, the Company had loans outstanding from Selex, Yasawa and their affiliates in the aggregate amount of approximately $19,999,400, including interest, all of which are in default, including approximately $10,359,600, which is owed to Selex, including accrued and unpaid interest of approximately $2,176,200 (10% per annum on the First Selex Loan, 11% per annum on the Second and Third Selex Loans and 12% per annum on the $1,000,000 Empire Note assigned to Selex); approximately $7,776,000, which owed to Yasawa, including accrued and unpaid interest of approximately $769,200 (11% per annum on the Yasawa Loan and 8% per annum on the Second Yasawa Loan); and approximately $1,864,000, which is owed to an affiliate of Yasawa, including accrued and unpaid interest of approximately $364,000 (12% per annum). The loans from Selex, Yasawa and their affiliates are secured by substantially all of the assets of the Company.

     The lease between an affiliate of Yasawa and the Company with respect to the Marco Shores Country Club and Golf Course was terminated on December 31, 1993. At the time of termination, an approximate amount of $34,200 was due to the Company from the Yasawa affiliate, which amount was paid in 1994.

     In December 1992, the Company and Citony (an affiliate of Yasawa) entered into a joint venture agreement with respect to Citony's Citrus Springs property, providing for the Company to market the property and receive an administration fee from the venture. The Company and Citony agreed to terminate the venture in March 1994; however, the Company is providing certain assistance to Citony during the transition period. At the time of termination, $265,000 was due to the Company by Citony for marketing costs incurred as well as administrative services provided, which amount was paid in 1994.

           OWNERSHIP OF VOTING SECURITIES OF THE COMPANY


     Based upon information furnished to the Company or contained in filings made with the Securities and Exchange Commission ("SEC"), the Company believes that the only persons who beneficially own more than five percent (5%) of the shares of the Common Stock of the Company are Selex (42.06%) and, Antony Gram, through his holdings in Selex and Yasawa (46.37%).

     All of the issued and outstanding stock of Selex, Gerrit van den Veenstraat 70, Amsterdam, The Netherlands, is owned by Wilbury which is, in turn, owned by Messrs. Muyres and Gram. Antony Gram, Chairman of the Board of Directors and Chief Executive Officer of the Company, as the largest shareholder of Wilbury, holding a seventy-four percent equity interest in that corporation, is treated as the beneficial owner of all of the Company's Common Stock held by Selex. In addition, Mr. Gram beneficially owns Yasawa. Since Yasawa is the direct owner of 289,637 shares of the Common Stock of the Company, Mr. Gram is deemed to be the beneficial owner of an aggregate of 3,109,703 shares of Common Stock of the Company (46.38%).

     The following table sets forth information, as of March 24, 1995, concerning the beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table beginning on Page 10 (the "Summary Compensation Table") and by all directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.


                                      AMOUNT AND NATURE           PERCENT
                                   OF BENEFICIAL OWNERSHIP(A)    OF CLASS
                                   --------------------------    ---------
Directors:
     Neil E. Bahr................    4,121 - Direct                *
     George W. Fischer ..........   15,000 - Direct                *
     Thomas B. McNeill ..........      200 - Direct                *
     Marcellus H.B. Muyres.......         (b)                     (b)
     Antony Gram................. 3,109,703 - Indirect           46.38%
     Leonardus G.M. Nipshagen....         (b)                     (b)
     Cornelis van de Peppel......         (b)                     (b)
     Cornelis L.J.J. Zwaans......         (b)                     (b)

Executive officers named
 in Summary Compensation Table:

     Marcellus H.B. Muyres......          (b)                     (b)
     Earle D. Cortright, Jr.....    18,706 - Direct                *
     Bruce M. Weiner (removed
                    April, 1994)     2,000 - Direct                *
     Michelle R. Garbis
          (removed August, 1994)     2,000 - Direct                *
     Joseph Mancilla, Jr.
          (removed July, 1994)         100 - Direct                *

All executive officers
 and directors as a group,
 consisting of 14 persons
 (including those
  listed above)................  3,152,030                       47.01%

________________________

     *    Represents holdings of less than 1%.
     (a) Except for Antony Gram, who beneficially owns 46.38% of the Common Stock of the Company, no current director, nominee or executive officer beneficially owns more than 1% of the Company's outstanding shares.
     (b)  Does not include the 2,820,066 shares held by Selex.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
1934

     The Securities Exchange Act of 1934 requires the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange. Under the Section 16(a) rules, the Company is required to disclose in this Proxy Statement any failure to file such required reports by their prescribed due dates.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements were satisfied.

                      EXECUTIVE COMPENSATION

     Due to the Company's liquidity situation, Antony Gram has served as Chairman of the Board and Chief Executive Officer of the Company since July 13, 1994 without compensation. Likewise, Marcellus H.B. Muyres served as Chairman of the Board and Chief Executive Officer without compensation from June 1992 through July 12, 1994. The Commission's rules on executive compensation disclosure require, however, that the Summary Compensation Table which appears below, depict the compensation for the past three years of the Company's chief executive officer and its four most highly compensated executive officers whose annual salary and bonuses exceed $100,000. During the fiscal year ended December 31, 1994, four executive officers of the Company were paid an annual salary and bonus in excess of $100,000, with one of such officers not being employed until July 15, 1992 and one not being employed until March 15, 1993. Accordingly, the table set forth below, discloses the annual compensation paid to Mr. Gram for the year ended December 31, 1994, to Mr. Weiner for the two years ended December 31, 1994, and to Mrs. Garbis and Messrs. Cortright, Mancilla and Muyres for the three years ended December 31, 1994.

                    Summary Compensation Table
                 --------------------------------

               ANNUAL                         LONG TERM
               COMPENSATION                   COMPENSATION
               ------------                   ------------
- -----------------------------------------------------------------------------

                                                            AWARDS      PAYOUTS
                                              ---------------------------------
                             OTHER   OTHER    SARS/
NAME AND     FISCAL SALARY   BONUS   ANNUAL   RESTRICTED  STOCK   LTIP ALL OTHER
PRINCIPAL     YEAR  ($)      ($)(A)  COMPEN-  STOCK       OPTIONS PAY- COMPEN-
POSITION                             SATION   AWARDS      (#)(C)  OUTS SATION
                                       (B)                                ($)
__________   _____  ______   ______  _______  __________  _______ ____ _________

M.H.B. Muyres  1994 --         --   --        --        --    --        --
Chairman of the1993 --         --   --        --        --    --        --
Board & Chief  1992 --         --   --        --        --    --        --
Executive
Officer (6/19/92-
7/12/94)

Antony Gram    1994 --         --   --        --        --    --        --
Chairman of the
Board & Chief
Executive
Officer (7/13/94
to present)



               ANNUAL                         LONG TERM
               COMPENSATION                   COMPENSATION
               ------------                   ------------
- -----------------------------------------------------------------------------

                                                            AWARDS      PAYOUTS
                                              ---------------------------------
                              OTHER   OTHER    SARS/                     ALL
NAME AND     FISCAL SALARY    BONUS   ANNUAL   RESTRICTED STOCK    LTIP  OTHER
PRINCIPAL    YEAR    ($)      ($)(A)  COMPEN-  STOCK      OPTIONS  PAY-  COMPEN-
POSITION                              SATION   AWARDS     (#)(C)   OUTS  SATION
                                        (B)                                ($)
_________    ______ ______    ______  _______  __________ _______  ____  _______

E.D.
Cortright,Jr.  1994 $209,615  (d)     --     --       --     --     $100,000 (d)
President &    1993 $200,000  $50,000 --     --       --     --
Chief          1992 $181,231  $50,000 --     --       --     --
Operating
Officer
B.M.Weiner     1994 $ 72,917   --     --     --       20,000 --        --
Exec. Vice     1993 $262,500   --     --     --       shares --        --
President
(since 3/15/93
- -removed
7/12/94)

M.R. Garbis    1994 $ 61,554   --     --     --        --    --        $102,500
Sr. Vice Pres. 1993 $115,000   --     --     --        --    --        --
& Corp. Sec.   1992 $112,150   --     --     --        --    --        --
(since 7/74
- -removed
8/22/94)

J. Mancilla Jr.
Sr. Vice       1994 $ 34,711   --     --     --        --    --        --
 Presdent      1993 $150,000   --     --     --        --    --        --
& General      1992 $ 62,500   $50,000--     --        --    --        --
 Counsel
(since 7/15/92-
removed
7/12/94)

________

(a) The amounts disclosed in this column represent, in the case of Mr. Cortright, $50,000 which was paid to him in 1992 and 1993 pursuant to the special bonus provided for in his employment contract, and, in the case of Mr. Mancilla, $50,000 which was paid to him upon the settlement of certain litigation, as provided for in his employment contract. See "Employment Contracts." Although the Company maintains an Annual Executive Bonus Plan
(the "Bonus Plan"), in which all executive officers of the Company are eligible to participate, due to the Company's financial position and its liquidity situation, no bonus awards have been made under the Bonus Plan to any executive officer of the Company since 1990.

(b) In accordance with the rules of the Commission, amounts relating to 1992 or 1993, if any, and amounts totalling less than the lower of $50,000 or 10% of the total annual salary and bonus have been omitted.

(c) The Company has a 1987 Stock Incentive Plan (the "Stock Plan") which combines the features of a stock option plan and a performance unit plan.
The only option granted under the Stock Plan since 1990 was to Mr. Weiner, as discussed below. The option expired unexercised following Weiner's removal as an officer of the Company. Due to the Company's financial condition, no awards have been paid under the Stock Plan except for those initial awards which were earned at the end of 1989. There are no options outstanding under the Stock Plan as of December 31, 1994.

(d) This amount reflects the last two installments of Mr. Cortright's special bonus remaining to be paid. See "Employment Contracts."


EMPLOYMENT CONTRACTS

     In June, 1992, the Company obtained $8,000,000 additional financing through a $13,500,000 sale of certain of the Company's contracts receivable. The agreement with respect to such sale requires that the Company maintain, in effect, certain employment agreements with Mr. Cortright, Mrs. Garbis, and certain other executive officers of the Company.

     Pursuant to the requirements of such agreement, Mr. Cortright entered into a five-year employment agreement which continues through June 19, 1997. Such agreement is subject to automatic renewal for successive one-year periods unless notice of intent not to renew is given by the Company 60 days prior to the end of the applicable contract term. The agreement provides for Mr. Cortright to be paid his current annual salary of $200,000 (subject to such increases as may be mutually agreed upon) and for the furnishing of certain benefits, such as payment of an automobile allowance. The agreement contains "non compete" provisions which preclude Mr. Cortright from engaging, in any manner, or from being employed, in any capacity, in any business which could be deemed to be competitive with the Company in Florida, New York, New Jersey and Ohio during the five year term of his agreement, if his employment is terminated or constructively terminated by the Company or if he resigns his employment from the Company. Because of such non-compete provisions and to compensate Mr. Cortright for his exceptional services in conjunction with the completion of the restructuring of the Company's bank debt and the securing of financing for the Company through the above-mentioned contracts receivable sale and the Selex Loan, Mr. Cortright's agreement also provides for the payment of a $200,000 bonus, $50,000 of which was paid upon the signing of his agreement and the completion of the foregoing transactions, $50,000 of which was paid in June, 1993 (and is included in the Summary Compensation Table set forth above), $50,000 of which was due in June, 1994, which Mr. Cortright has agreed to extend to October 1995 so as to eliminate the default on his contract, and $50,000 being payable on June, 1995 so long as he continues to serve as President and Chief Operating Officer of the Company (the "Special Bonus"), with payment of the unpaid portion of the Special Bonus accelerated in the event of the termination or constructive termination of his employment or the agreement without cause or due to his death or medical disability. Additionally and as a consequence of such non-compete provisions, Mr Cortright's employment agreement provides that if his employment is terminated or constructively terminated by the Company, without cause (defined as gross misconduct), during its initial term or any renewal term, he is entitled to receive a lump sum payment at termination equal to any salary remaining to be paid him for the contract term (but, in no event, less than for an additional two years); in addition, he is entitled to payment of an automobile allowance and certain insurance benefits for such period. For purposes of Mr. Cortright's agreement, "constructive termination" includes, among other things: (i) the assignment of duties inconsistent with Mr. Cortright's status as President and Chief Operating Officer or a substantial alteration in his responsibilities if such assignment and/or alteration is not acceptable to him, (ii) relocation of the Company's principal place of business to a location other than Orlando, Florida (unless such other location is mutually agreed upon), (iii) failure of the Company to maintain compensation plans in which Mr. Cortright participates or to continue providing certain other existing employee benefits, or (iv) any disability commencing after a "change in control" which is continuous for six months. Mr. Cortright's agreement with the Company further provides that if his employment is terminated due to death or medical disability (as distinguished from a disability following a change in control), payment of salary to him or his beneficiary shall continue for two years following termination. Under this agreement, the agreement with Mrs. Garbis described below, and the benefit plans described in the Compensation Committee Report, a "change in control" is (a) an acquisition of 35% of the voting securities of the Company if the Board of Directors determines that a change in control has occurred or is likely to occur; or (b) a change in the majority of the Board of Directors of the Company which is not recommended or approved by the incumbent Board. On June 11, 1992, the Board determined that the acquisition by Selex of more than 35% of the Company's Common Stock from Empire, accompanied by its control of the Board, would constitute a change in control of the Company.

     Mrs. Garbis was employed pursuant to a renewal of her employment agreement with the Company which, as renewed, continues through December 31, 1994. Such agreement was subject to automatic renewal for successive one-year periods unless notice of intent not to renew is given by the Company sixty days prior to the end of each year. The agreement provides for Mrs. Garbis to be paid her current annual salary of $115,000 (subject to such increases as the Company may determine) and for the furnishing of certain benefits, such as payment of an automobile allowance. The agreement provided that if employment is terminated due to death, payment of salary to her beneficiary continues for one year following termination. In addition, if employment is terminated by the Company without cause, regardless of whether or not the agreement itself is effect, she is entitled to receive a lump sum payment at termination equal to two years' salary; she is also entitled to payment of an automobile allowance and certain insurance benefits for one year. Such payments and benefits would be due if employment is terminated by the Company at any time within a two-year period following a change in control of the Company (unless termination is due to gross misconduct). In August, 1994 Mrs. Garbis filed suit against the Company alleging breach of her employment agreement by reason of non-payment of compensation, seeking damages under the agreement in excess of $280,000. Mrs. Garbis and the Company have reached a resolution and settlement of the claim. Mrs. Garbis has been removed as an officer of the Company and her employment was terminated.

     Two other executive officers, Mr. Harden and Mrs. Hummerhielm, are employed pursuant to employment agreements which provide that if their employment is terminated due to death, payment of salary to their beneficiary continues for six months and, if employment is otherwise terminated by the Company without cause (defined as gross misconduct), they are entitled to receive one year's salary, payable in twenty-four equal semi-monthly installments.

     Mr. Mancilla, Jr., who was appointed Senior Vice President and General Counsel of the Company, effective July 15, 1992, was employed pursuant to an employment agreement with the Company which continued through July 15, 1994 (the initial term), was to be automatically renewed at that time for an additional year (the initial renewal term), and thereafter was subject to automatic renewal for successive one-year periods (subsequent renewal terms) unless notice of intent not to renew was given by the Company sixty days prior to the applicable expiration date. The agreement provided for Mr. Mancilla to be paid an annual salary of $150,000 (subject to such increases as might be mutually agreed upon), for the furnishing of certain benefits, such as payment of an automobile allowance, and for payment of a bonus (the "Bonus") of $50,000 upon the settlement of certain litigation. The Bonus was paid in 1992 following court approval of the settlement of such litigation, and is included in the Summary Compensation Table set forth above. The agreement further provided that if Mr. Mancilla's employment were terminated or constructively terminated by the Company, without cause (defined as gross misconduct), he would be entitled to receive a lump-sum payment at termination equal to two years' salary (one year's salary if termination occurred during the initial renewal term or any subsequent renewal term), together with any salary remaining to be paid for the contract term (but, in no event, more than for an additional year); he would also be entitled to payment of an automobile allowance and certain insurance benefits for a period of not less than one year. For the purposes of Mr. Mancilla's agreement, "constructive termination" was defined as the assignment of duties inconsistent with his status as Senior Vice President and General Counsel or a substantial alteration in his responsibilities. Mr. Mancilla's agreement with the Company further provided that if his employment were terminated due to death, his beneficiary would be entitled to receive a sum equal to the aggregate of one year's salary. In May, 1994, Mr. Mancilla filed suit against the Company alleging breach of his employment agreement by reason of non-payment of compensation, seeking damages under the agreement in excess of $391,500. He was subsequently removed as an officer of the Company and his employment was terminated for non-performance.

     In 1993, the Company recruited Bruce M. Weiner, an individual with over twenty years of experience in the sale and marketing of Florida real estate, to develop, implement and oversee a marketing program which would strengthen the Company's marketing organization, rebuild its retail land sales business and provide for the Company's successful re-entry into the single family housing business. Effective March 15, 1993, the Company entered into a three-year employment agreement with Mr. Weiner. The agreement provided for Mr. Weiner to be paid an annual salary of $350,000 (subject to reduction or repayment, as discussed below, in the event that the overall annual objectives of the Company's marketing program were not substantially achieved) and for the furnishing of certain benefits, such as payment of an automobile allowance. The agreement further provided for Mr. Weiner to be paid an annual bonus if the annual overall objectives of the marketing program were met in an amount equal to the greater of: (i) one half of one percent of the Company's net retail land sales revenue for the preceding fiscal year (pro-rated for the Company's 1993 fiscal year) and one quarter of one percent of revenues from house sale closings during the Company's preceding fiscal year; or (ii) five percent of the annual pre-tax profits of the Company for the preceding fiscal year. Such bonus was to have been payable, net of applicable taxes, in incentive shares or other form of stock equivalents as may be determined, valued at a price of $4.00 per share unit. On the other hand, if the annual overall objectives of the marketing program were not met by Mr. Weiner in any given year, he was responsible for either repaying to the Company an amount equal to five percent of the operating losses of the Company for the preceding year or subject to a fifty percent reduction in salary until an amount equal to five percent of the operating loss had been recovered by the Company. In the event, however, that Mr. Weiner was precluded from meeting the annual overall objectives due to strikes, unforeseen governmental action or intervention, war, hurricane striking employer's communities or other similar acts of God, or the failure of the Company to fund or otherwise fulfill its obligations under the marketing program, then no such repayment or salary adjustment would be required. Additionally, the maximum amount of salary repayment or adjustment was limited to $50,000 per year (pro-rated to $39,584 for the Company's 1993 fiscal year, based upon the salary payments made to Mr. Weiner during 1993). In conjunction with Mr. Weiner's employment and his agreement, Mr. Weiner was awarded an option to purchase 20,000 shares of the Company's Common Stock under the provisions of the 1987 Stock Incentive Plan. In the event that Mr. Weiner earned the bonus provided for in his agreement with respect to the Company's 1994 fiscal year, it was anticipated that any net bonus payable would first be applied by the Company to exercise the shares in respect of which Mr. Weiner was granted said option. Mr. Weiner's agreement further provided that if his employment were terminated without cause (defined as gross misconduct or the failure to achieve certain specific objectives set forth in his agreement), he would be entitled to receive a lump-sum payment upon termination equal to the salary remaining to be paid him for the term of his agreement, unless termination was due to death, in which case his beneficiary would be entitled to receive a sum equal to one month's salary for each month of his employment during the first twelve months of employment, and thereafter, a sum equal to the aggregate of one year's salary. Mr. Weiner failed to achieve both the specific objectives set forth in his agreement for 1993 and the annual overall objectives of the marketing program during 1993. On April 28, 1994, Mr. Weiner filed suit against the Company alleging breach of his agreement by reason of non-payment of compensation, seeking damages under the agreement in excess of $744,000. He was subsequently removed as an officer of the Company and his employment was terminated for non-performance.

     Due to the Company's liquidity situation, the Company was unable to pay its executive officers the compensation due them for the months of March, 1994 and April, 1994. The executive officers employed pursuant to an employment agreement notified the Chairman of the Board, the Vice Chairmen of the Board and the Chairman of the Executive Compensation Committee, on April 1, 1994, that the Company's failure to remit the compensation due constituted a breach of their respective agreements and that while they were willing to continue their efforts, for a limited time, to assist the Company in resolving its problems, they were not waiving their rights to enforce any remedies available under their respective agreements. Although the Company was in default of certain compensation due Mr. Cortright, Mr. Harden and Mrs. Hummerhielm, none of such officers instituted legal action with respect to such defaults. In December 1994, Mr. Harden and Mrs. Hummerhielm were paid the compensation due them for the months of March and April, 1994 eliminating the defaults on their contracts. Mr. Cortright was also paid past due compensation for March and April 1994 and agreed to reschedule the $50,000 payment on his special bonus to October 1995 so as to eliminate a default on his contract.


                   COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

     It is the goal of the Company and this Committee to align all compensation, including executive compensation, with business objectives and both individual and corporate performance, while simultaneously
                          14
attracting and retaining employees who contribute to the long-term success of the Company. The Company attempts, within its resources, to pay competitively and for performance and management initiative, while striving for fairness in the administration of its compensation program.

EXECUTIVE COMPENSATION PROGRAM

     Since it has long been the policy of the Company to encourage and enable employees upon whom it principally depends to acquire a personal proprietary interest in the Company, the total executive compensation program of the Company consists of both cash and equity based compensation and has been comprised of three key elements: salary, an annual bonus and a long term incentive plan that provides for both incentive awards and stock options.

     While each of these elements is discussed below, it is important to note that due to the financial performance of the Company during the past five years, and the fact that the Company has undergone two changes in control since January 1, 1990, no awards have been made under the Annual Executive Bonus Plan (the "Bonus Plan") since 1990 and with the exception of the one stock option granted in 1993, no awards have been made under the long term incentive program other than the initial awards which were fully earned at the end of 1989. In particular, the Committee has been reticent to grant additional equity based awards, lest it jeopardize the utilization of the Company's net operating loss carryforward for federal income tax purposes. This situation is re-examined annually.

     SALARY
     ------

     Salaries paid to executive officers (other than the Chief Executive Officer and the President) are based upon the recommendations of the President, derived from his subjective assessment of the nature of the position, competitive salaries and the contribution, experience and Company tenure of the executive officer. The President reviews all salary recommendations with the Committee, which is responsible for approving or disapproving such recommendations. Salaries paid to the Chief Executive Officer (if any) and the President are determined by the Committee, subject to ratification by the Board of Directors and are based upon the Committee's subjective evaluation of their contribution to the Company, their performance and salaries paid to competitors to their chief executive officer and chief operating officer. Prior to January 1, 1990, the President's assessment and the Committee's subsequent approval or disapproval also took into consideration data from comparable industry salary surveys, such as that prepared by Stephens and Associates. From 1990 through March 31, 1994, the only salary increases which were granted occurred in June 1992 at which time Mr. Cortright, Mrs. Garbis and two other executive officers of the Company were granted salary increases. Such increases were granted in connection with the efforts of these officers in securing over $10,000,000 in new financing for the Company and resolving various regulatory matters with the State of Florida.

     ANNUAL INCENTIVE PROGRAM
     ------------------------

     Although business exigencies and the Company's liquidity situation have required the Company to temporarily suspend the granting of awards under the Stock Plan and the Bonus Plan, and to award bonuses only in certain limited instances where the bonus directly relates to the accomplishment of certain specified corporate and financial objectives, it is the intention of the Committee that an executive's annual compensation consist of a base salary and an annual bonus under the Bonus Plan. All executive officers of the Company (except those who are otherwise entitled to receive additional compensation) and all managerial employees who meet certain eligibility criteria determined by their level of responsibility, are eligible to participate in the Bonus Plan. The Bonus Plan provides for executives to earn bonuses of up to 150% of the base bonus for which they are eligible (which generally ranges from 10% to 75% of annual salary, depending upon their position and anticipated contribution to the Company), with the maximum bonus payable to the president being limited to 100% of his annual salary. Such bonuses are earned based upon the success of the Company, or of the subsidiary or division for which the individual is responsible, in achieving its debt-to-equity and/or net income goals. Typically, under the Bonus Plan, awards are determined in advance of a fiscal year, at which time the net income and/or debt-to-equity goals for the year are also established. Thereafter, at the conclusion of the year, the awards are adjusted up or down and paid, based upon the achievements of the specified objectives and individual job performance. The Bonus Plan provides for the determination and payment of bonuses thereunder in the event of the termination of employment of a participant following a change of control of the Company. No bonuses were awarded, earned by, or paid to, any executive officer of the Company under the Bonus Plan during or in respect to 1994. Further, since no bonus awards have been outstanding to any executive officer of the Company for the past three years, the change in control resulting from the Selex transaction did not result in the acceleration of the determination and payment of bonuses under the Bonus Plan.

     No bonus was paid in 1994. The only bonus paid in 1993 was to Mr. Cortright pursuant to his employment agreement described above. In 1992, Mr. Cortright was instrumental in securing over $10,000,000 in new financing for the Company through the sale of contracts receivable and the Selex transaction, as well as for resolving certain regulatory matters with the State of Florida. His contribution was recognized by the awards of a $200,000 bonus (an amount equal to one year's salary). To avoid straining the Company's liquidity situation, it was determined that his employment agreement would provide for that bonus to be paid in four annual installments, the second of which was paid in 1993. The installment due in June 1994 was not paid, having been deferred until 1995. The remaining installment is due to be paid June 1995. See "Employment Contracts".

     LONG TERM INCENTIVE PROGRAM
     ---------------------------

     Additional long-term cash and equity incentives are provided through the Stock Plan. Under the Stock Plan, incentive shares are awarded to those executive officers and other key employees who, in the opinion of the Committee, are in positions which enable them to make significant contributions to the long-term performance and growth of the Company. The extent to which incentive share awards are earned is determined at the end of the three-year award cycle, based upon the achievement of a net income goal set forth in the three-year business plan adopted by the Board of Directors of the Company prior to or during the first year of the cycle. Awards are paid, in the discretion of the Committee, in cash or in shares of Common Stock of the Company, on or before the May 1st following the end of the three year cycle.

     CHIEF EXECUTIVE OFFICER COMPENSATION
     ------------------------------------

     Marcellus H.B. Muyres, who served as Chairman of the Board and Chief Executive Officer of the Company from June 19, 1992 through July 12, 1994, served without compensation in accordance with his representation to the Committee and the Board that he would not draw a salary until the Company's liquidity situation permitted the payment of appropriate compensation. From June 1992 through August 31, 1994, Mr. Muyres received no compensation for his services as Chairman of the Board and Chief Executive Officer. As a director and executive officer of the Company, Mr. Muyres was entitled to reimbursement of expenses, including travel and transportation expenses, incurred on the Company's behalf. From June 1992 through August 19, 1994, Mr. Muyres incurred expenses aggregating approximately $39,112. On August 31, 1994, approximately $19,170.44 remained due and payable and Mr. Muyres agreed to forgive 50% of the amount due settling for a payment of $9,585.22. As of March 24, 1995, $6,081 is owed to Mr. Muyres, which will be satisfied upon the closing of the Second Conquistador Acquisition.

     On July 13, 1994, Antony Gram was appointed Chairman of the Board and Chief Executive Officer of the Company, with Mr. Muyres agreeing to serve as a Vice Chairman of the Board. As Chairman and Chief Executive Officer, Mr. Gram has been given the responsibility of resolving the financial and legal difficulties facing the Company and developing an alternative business plan to enable the Company to continue as a going concern. During the process of resolving such difficulties and developing such plan, Mr. Gram has agreed to serve without

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

compensation, with the understanding that all ordinary, necessary and reasonable expenses incurred by him in the performance of his duties, including travel and temporary living expenses, will be reimbursed by the Company and with the further understanding that the Committee and the Board will thereafter consider establishing an appropriate salary to be paid him for his services.


     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)
     ----------------------------------------------------

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and four other mostly highly compensated executives officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The compensation currently paid to the Company's Chief Executive Officer and highly compensated executive officers does not approach the $1,000,000 threshold, and the Company does not anticipate approaching such threshold in the foreseeable future. Nevertheless, the Company intends to take the necessary action to comply with the Code limitations.


     FUTURE COMPENSATION TRENDS
     --------------------------

     The Committee anticipates undertaking a review of all compensation programs and policies of the Company, and making appropriate modifications and revisions, in conjunction with the development of an alternative business plan for the Company.



                     Executive Compensation Committee
                     Neil E. Bahr, Chairperson
                     Antony Gram
                     Marcellus H.B. Muyres
                     Cornelis L.J.J. Zwaans

                         PERFORMANCE GRAPH


     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on the Media General Financial Services Composite Index and the Media General Peer Group (real estate subdividers and developers) Index.

              COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                  AMONG THE DELTONA CORPORATION,
             MEDIA GENERAL INDEX AND PEER GROUP INDEX


                          [INSERT GRAPH]
















               ASSUMES $100 INVESTED ON JANUARY 1,
               1990; DIVIDEND REINVESTED MARCH
               1994; THE COMPANY'S STOCK CEASED
               TRADING 4/6/94 ON NEW YORK AND
               PACIFIC STOCK EXCHANGES.



                     APPOINTMENT OF AUDITORS

     The Board of Directors recommends that the stockholders appoint Deloitte & Touche as auditors of the financial statements of the Company for the fiscal year ending December 31, 1995, subject to the discretion of the Board. If the stockholders do not vote for such appointment, the Board of Directors will reconsider the appointment of such auditors. If Deloitte & Touche are unable to serve, or the Board, in its discretion, determines that it is in the best interest of the Company that such accountants do not serve as auditors of the financial statements of the Company, the Board shall appoint other auditors to replace Deloitte & Touche. One of the predecessor firms of Deloitte & Touche, Deloitte Haskins & Sells, had been the auditors for the Company since 1966.

     Representatives of Deloitte & Touche will attend the meeting and will be given the opportunity to make a statement at the meeting if they desire to do so. Such representatives will be available during appropriate portions of the meeting to respond orally to appropriate questions.

                           OTHER MATTERS


     As of the date of this Proxy Statement, the only business which the management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees of the Company who will not be specially compensated for such solicitation.


                     PROPOSALS OF STOCKHOLDERS


     Proposals of stockholders intended to be presented at the next Annual Meeting should be received by the Office of the Assistant Secretary, The Deltona Corporation, 3250 S.W. Third Avenue, Miami, Florida 33129, no later than December 31, 1995, in order to be considered for inclusion in the Company's 1996 Annual Meeting proxy statement.

                               By Order of the Board of Directors

                               SHARON J. HUMMERHIELM
                               SHARON J. HUMMERHIELM
                               Vice President and Assistant
                               Secretary




April 10, 1995


    PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.




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